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                                                                    Exhibit 23.4

             CONSENT OF KOST, FORER & GABBAY, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the Caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Terayon Communication Systems, Inc. for the registration of 534,487 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2000, with respect to the financial statements of Telegate Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K/A filed on June 29, 2000 with the Securities and Exchange Commission.

                                         /s/ Kost, Forer and Gabbay
                                         A Member of Ernst & Young International

Tel-Aviv, Israel
January 10, 2001